UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the stockholders of Ingredion Incorporated (the “Company”) was held on May 16, 2018. As of the record date of the meeting, 72,238,647 shares of common stock were issued and outstanding. At the meeting, holders of 64,651,737 shares (89.49% of the issued and outstanding shares) were present in person or represented by proxy, constituting a quorum.

(b) At the annual meeting, the Company’s stockholders (i) elected all of the Company’s nominees for election as director, (ii) approved the compensation of the Company’s named executive officers, and (iii) ratified the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2018. Under the Company’s by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote. The vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the compensation of the Company’s named executive officers and to approve the ratification of the appointment of the Company’s independent registered public accounting firm. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes as to each matter submitted to a vote of security holders were as follow:

1.	Election of Directors

The following nominees were elected to serve as directors of the Company, each for a term of one year and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal, with votes as follow:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	55,847,228	3,320,877	41,286	5,442,346
David B. Fischer	58,906,416	263,153	39,822	5,442,346
Ilene S. Gordon	57,285,893	1,881,962	41,536	5,442,346
Paul Hanrahan	57,273,221	1,646,930	289,240	5,442,346
Rhonda L. Jordan	57,393,640	1,774,837	40,914	5,442,346
Gregory B. Kenny	54,795,013	4,373,084	41,294	5,442,346
Barbara A. Klein	57,996,276	1,176,497	36,618	5,442,346
Victoria J. Reich	58,024,104	1,143,140	42,147	5,442,346
Jorge A. Uribe	59,088,461	73,833	47,097	5,442,346
Dwayne A. Wilson	58,410,130	756,377	42,884	5,442,346
James P. Zallie	58,887,279	278,211	43,901	5,442,346

2.	Advisory Vote on Compensation of Named Executive Officers

The votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the Company’s 2018 annual meeting of stockholders were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,227,643	5,867,560	114,188	5,442,346

3.	Ratification of Appointment of Auditors

The votes on a proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2018, were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,626,145	2,963,541	62,051	—

There were no other matters submitted to a vote of security holders at the Company’s annual meeting.

(c) Not applicable.

(d) Not applicable.

Item 8.01 Other Events.

On May 16, 2018, the independent directors of the Company appointed Gregory B. Kenny, an independent director of the Company, to the position of Lead Director of the Board of Directors of the Company. At the same meeting the Board of Directors elected Mr. Kenny Chairman of the Board upon Ilene Gordon’s retirement as Chairman. Ms. Gordon is expected to retire, in accordance with company policy, July 31, 2018. The Board of Directors reduced the size of the board from 11 members to 10 members, effective upon Ms. Gordon’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: May 21, 2018	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer

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